                                                                    EXHIBIT 23.8

              CONSENT OF SUNTRUST EQUITABLE SECURITIES CORPORATION

     We hereby consent to the reference to the opinion of our firm under the captions "Summary -- Opinion of Financial Advisor to Alrenco," "The
Merger -- Reasons for the Merger; Recommendations of the Boards of
Directors -- Alrenco," "The Merger -- Opinion of Financial Advisor to Alrenco" and other references to our firm and to the inclusion of a copy of our opinion letter as Annex F to the Joint Proxy Statement/ Prospectus which is a part of the Registration Statement filed by Alrenco, Inc. on Form S-4 under the Securities Act of 1933, as amended.

     By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  SunTrust Equitable Securities Corporation

                                  By:     /s/ ROGER T. BRIGGS
                                     --------------------------------
                                        Roger T. Briggs, Managing
                                                 Director

Nashville, Tennessee
January 16, 1998